Exhibit (a)(15)

GMO TRUST

AMENDMENT NO. 15

TO

AMENDED AND RESTATED AGREEMENT AND DECLARATION OF TRUST

The undersigned, constituting at least a majority of the trustees of GMO Trust, a Massachusetts business trust created and existing under an Amended and Restated Agreement and Declaration of Trust dated March 9, 2016 (the “Declaration of Trust”), as amended from time to time, a copy of which is on file in the office of the Secretary of The Commonwealth of Massachusetts, having determined that it is desirable, appropriate and consistent with the fair and equitable treatment of all shareholders to change the name of the “GMO Emerging Domestic Opportunities Fund,” a series of GMO Trust, to “GMO Emerging Markets Select Equity Fund,” do hereby direct that this Amendment No. 15 be filed with the Secretary of The Commonwealth of Massachusetts and do hereby amend the Declaration of Trust by amending and restating Schedule 3.6 of the Declaration of Trust in its entirety as attached hereto.

The foregoing amendment shall become effective upon its execution by a majority of the Trustees of GMO Trust.

IN WITNESS WHEREOF, we have hereunto set our hands for ourselves and for our successors and assigns this 24th day of October, 2022.

/s/ Donald W. Glazer
Donald W. Glazer
Trustee

/s/ Carolyn Haley
Carolyn Haley
Trustee

/s/ Paul Braverman
Paul Braverman
Trustee

/s/ Peter Tufano
Peter Tufano
Trustee

Schedule 3.6 to Declaration of Trust

Series

GMO Alternative Allocation Fund
GMO Asset Allocation Bond Fund
GMO Benchmark-Free Allocation Fund
GMO Benchmark-Free Fund
GMO Climate Change Fund
GMO Emerging Country Debt Fund
GMO Emerging Country Debt Shares Fund
GMO Emerging Markets ex-China Fund
GMO Emerging Markets Fund
GMO Emerging Markets Select Equity Fund
GMO Global Asset Allocation Fund
GMO Global Developed Equity Allocation Fund
GMO Global Equity Allocation Fund
GMO High Yield Fund
GMO Implementation Fund
GMO International Developed Equity Allocation Fund
GMO International Equity Allocation Fund
GMO International Equity Fund
GMO Multi-Sector Fixed Income Fund
GMO Opportunistic Income Fund
GMO Quality Cyclicals Fund
GMO Quality Fund
GMO Resources Fund
GMO SGM Major Markets Fund
GMO Small Cap Quality Fund
GMO Strategic Opportunities Allocation Fund
GMO Tax-Managed International Equities Fund
GMO U.S. Equity Fund
GMO U.S. Small Cap Value Fund
GMO U.S. Treasury Fund
GMO-Usonian Japan Value Creation Fund